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                                                              EXHIBIT (h)(5)(ix)

                 NINTH AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

      NINTH AMENDMENT, dated as of January 31, 2004 (the "Amendment"), to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002, the Second Amendment dated as of March 28, 2002, the Third Amendment dated as of August 20, 2002, the Fourth Amendment dated October 30, 2002, the Fifth Amendment dated November 12, 2002, the Sixth Amendment dated February 10,2003, the Seventh Amendment dated March 24, 2003 and the Eighth Amendment dated September 26, 2003 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), ING INVESTMENTS, LLC ("ING") (successor to ING Pilgrim Investments, LLC), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and ING EQUITY TRUST (the "Fund") (formerly known as Pilgrim Equity Trust).

                                   WITNESSETH:

      WHEREAS, ING, Aeltus and the Fund have requested, and upon this Amendment becoming effected, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Amendment to Section 1.1 of the Agreement. Section 1.1 of the Agreement is hereby amended by deleting therefrom the definition of the following defined term in its entirety and substituting in lieu thereof the following new definition:

      "Interpolated Covered Expense Ratio" shall mean, with respect to any PPF, on any such Valuation Date, an amount equal to the Higher Covered Expense Ratio with respect to such PPF plus the product of (a) the Lower Covered Expense Ratio minus the Higher Covered Expense Ratio and (b) the quotient of (x) the equity percentage generated from Sub-Advisor's proprietary asset allocation computer model utilizing the Lower Covered Expense Ratio minus 20% and (y) 30% minus 20%; provided; however, that in no event shall such amount be less than the Lower Covered Expense Ratio.

      2. Amendment to Section 2.1 of the Agreement. Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

      2.1   Policies.

            During the period commencing on the Effective Date and ending on January 31, 2005, the Insurer agrees, subject to the conditions hereinafter set forth, to issue Policies to the Fund in an aggregate amount equal to the sum of the original aggregate amounts of all policies issued prior to February 1, 2004 plus $400,000,000. Each Policy shall (i) be issued on an Inception Date with respect to a PPF, (ii) guarantee the Aggregate Guarantee Amount with respect to such PPF on the Maturity Date, (iii) be in an amount equal to the Aggregate Guarantee Amount on the Inception Date with respect to such PPF, (iv) be in an amount not less than $10,000,000 and (v) terminate by its terms on the latest of
(A) the second Business Day immediately succeeding the Maturity Date with respect to such PPF, (B) any date on which the

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Aggregate Guarantee Amount with respect to such PPF equals zero or (C) the payment by the Insurer of all amounts owing under such Policy.

      3. No other Amendments; Confirmation. Except as expressly amended, modified and supplemented by this Amendment or by any prior amendment, the provisions of the Agreement are and shall remain in full force and effect.

      4. Governing Law. This Amendment and the rights and obligation of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

      5. Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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      IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AELTUS INVESTMENT                           MBIA INSURANCE CORPORATION
MANAGEMENT, INC.

------------------------------              ---------------------------------
By:                                         By:
Title:                                      Title:

ING EQUITY TRUST                            ING INVESTMENTS, LLC

/s/ Michael Roland                          /s/ Michael Roland
----------------------------------          ---------------------------------
By: Michael Roland                          By: Michael Roland
Title:Executive Vice President              Title: Executive Vice President

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      IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AELTUS INVESTMENT                          MBIA INSURANCE CORPORATION
MANAGEMENT, INC.

/s/ JEFFREY T. BECKER
---------------------------------          ----------------------------------
By: JEFFREY T. BECKER                      By:
Title:  SVP & CFO                          Title:

ING EQUITY TRUST                           ING INVESTMENTS, LLC

---------------------------------          ----------------------------------
By:                                         By:
Title:                                      Title:

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      IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AELTUS INVESTMENT                           MBIA INSURANCE CORPORATION
MANAGEMENT, INC.
                                           /s/ Michael S. Knopf
---------------------------------          ----------------------------------
By:                                        By:    Michael S. Knopf
Title:                                     Title: Director

ING EQUITY TRUST                           ING INVESTMENT, LLC

---------------------------------          ----------------------------------
By:                                        By:
Title:                                     Title: